Exhibit 10.1

ALLIED ESPORTS ENTERTAINMENT, INC.

December 31, 2020

VIA EMAIL

Frank Ng

Frank Ng Frank@alliedesports.com

Re:	Employment Agreement

Reference is made to that certain Employment Agreement dated effective September 20, 2019 between Allied Esports Entertainment, Inc., a Delaware corporation (the “Company”) and you (as amended from time to time, the “Employment Agreement”). By executing below, you agree that, from and after January 1, 2021, your annual base salary will be $400,000, and that the Company may, but is no longer required to, issue to you any shares of the Company’s common stock as compensation for your services.

Sincerely,

Adam Pliska, President

ACKNOWLEDGED:

/s/ Frank Ng
Frank Ng